AIS Fund Policy: Code of Ethics for Principal Executive
                         and Senior Financial Officers


REGISTERED ALTERNATIVE INVESTMENT GROUP FUNDS

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

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
BOARD APPROVAL RECEIVED                                 December 2005
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VERSION EFFECTIVE DATE                                  January 3, 2006
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DATE LAST REVIEWED                                      June 4, 2008
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APPLICABLE AUTHORITY                                    Section 406 of the Sarbanes-Oxley Act of 2002; Item
                                                        2 of Form N-CSR
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OVERVIEW AND STATEMENT

Item 2 of Form N-CSR, the form used by registered management investment companies to file certified shareholder reports, requires a registered management investment company to disclose (1) whether it has adopted a code of ethics that applies to the investment company's principal executive officer and senior financial officers and, if it has not adopted such a code of ethics, why it has not done so, and (2) any amendments to, or waivers from, the code of ethics relating to such officers.

The Board of each Fund has adopted the following Code of Ethics, which sets forth the ethical standards to which the Fund holds its principal executive officer and each of its senior financial officers.

FUND LEVEL POLICIES AND PROCEDURES

I.       COVERED OFFICERS/PURPOSE OF THE CODE

         This Code of Ethics (the "Code") applies to the Fund's Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer or Controller (the "Covered Officers") for the purpose of promoting:

         o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         o full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the SEC, and in other public communications made by the Fund;

         o compliance with applicable laws and governmental rules and regulations;

THIS DOCUMENT IS CURRENT AS OF THE LAST REVIEW DATE BUT SUBJECT TO CHANGE THEREAFTER. PLEASE CONSULT THE ONLINE VERSION TO VERIFY THAT THIS POLICY HAS NOT BEEN UPDATED OR OTHERWISE CHANGED.

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             AIS Fund Policy: Code of Ethics for Principal Executive
                         and Senior Financial Officers


         o the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

         o        accountability for adherence to the Code.

         Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual or apparent conflicts of interest.

II.      ADMINISTRATION OF THE CODE

         The Board has designated an individual to be primarily responsible for the administration of the Code (the "Code Officer"). In the absence of the Code Officer, his or her designee shall serve as the Code Officer, but only on a temporary basis.

         The Board has designated a person who meets the definition of a chief legal officer (the "CLO") for purposes of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder as the Fund's CLO. The CLO of the Fund shall assist the Fund's Code Officer in administration of this Code. The Code Officer, in consultation with the CLO, shall be responsible for applying this Code to specific situations (in consultation with Fund counsel, where appropriate) and has the authority to interpret this Code in any particular situation.

III.     MANAGING CONFLICTS OF INTEREST

         OVERVIEW. A "conflict of interest" occurs when a Covered Officer's personal interest interferes with the interests of, or his or her service to, the Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his or her family, receives improper personal benefits as a result of the Covered Officer's position with the Fund.

         Certain provisions in the 1940 Act and the rules and regulations thereunder and the Advisers Act and the rules and regulations thereunder govern certain conflicts of interest that arise out of the relationships between Covered Officers and the Fund. If such conflicts are addressed in conformity with applicable provisions of the 1940 Act and the Advisers Act, they will be deemed to have been handled ethically. For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as "affiliated persons" of the Fund. The Fund's and its Adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of those provisions. This Code does not, and is not intended to, repeat or replace those programs and procedures, and conduct that is consistent with such programs and procedures falls outside of the parameters of this Code.


THIS DOCUMENT IS CURRENT AS OF THE LAST REVIEW DATE BUT SUBJECT TO CHANGE THEREAFTER. PLEASE CONSULT THE ONLINE VERSION TO VERIFY THAT THIS POLICY HAS NOT BEEN UPDATED OR OTHERWISE CHANGED.

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             AIS Fund Policy: Code of Ethics for Principal Executive
                         and Senior Financial Officers

         Although they do not typically present an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationships between the Fund and, as applicable, its Adviser, administrator, principal underwriter, pricing and bookkeeping agent and/or transfer agent (each, a "Primary Service Provider") of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Fund or for a Primary Service Provider, or for both), be involved in establishing policies and implementing decisions that will have different effects on the Primary Service Providers and the Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationships between the Fund and the Primary Service Providers and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. If such conflicts are addressed in conformity with applicable provisions of the 1940 Act and the Advisers Act, they will be deemed to have been handled ethically. In addition, it is recognized by the Board of the Fund that the Covered Officers also may be officers or employees of one or more other investment companies or organizations affiliated with the sponsor of the Fund covered by other similar codes and that the codes of ethics of those other investment companies or organizations will apply to the Covered Officers acting in such capacities for such other investment companies.

         This Code covers conflicts of interest that are not subject to provisions in the 1940 Act and Advisers Act. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interests of the Fund. Certain examples of such conflicts of interest follow.

         Each Covered Officer must:

         o not knowingly use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer, or a member of his or her family, would benefit personally to the detriment of the Fund;

         o not knowingly cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer, or a member of his or her family, rather than the benefit of the Fund;

         o not use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; and

         o report at least annually (or more frequently, as appropriate) known affiliations or other relationships that may give rise to conflicts of interest with respect to the Fund.


THIS DOCUMENT IS CURRENT AS OF THE LAST REVIEW DATE BUT SUBJECT TO CHANGE THEREAFTER. PLEASE CONSULT THE ONLINE VERSION TO VERIFY THAT THIS POLICY HAS NOT BEEN UPDATED OR OTHERWISE CHANGED.

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             AIS Fund Policy: Code of Ethics for Principal Executive
                         and Senior Financial Officers

         If a Covered Officer believes that he or she has a potential conflict of interest that is likely to materially compromise his or her objectivity or his or her ability to perform the duties of his or her role as a Covered Officer, including a potential conflict of interest that arises out of his or her responsibilities as an officer or employee of one or more Primary Service Providers or other funds, he or she should consult with the Code Officer, the CLO, the Fund's outside counsel, or counsel to the Independent Board Members, as appropriate.

         Examples of potential conflicts of interest that may materially compromise objectivity or ability to perform the duties of a Covered Officer and which the Covered Officer should consider discussing with the Code Officer or other appropriate person include:

         o service as a director on the board of a public or private company or service as a public official;

         o the receipt of a non-de minimis gift when the gift is in relation to doing business directly or indirectly with the Fund;

         o the receipt of entertainment from any company with which the Fund has current or prospective business dealings, unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

         o an ownership interest in, or any consulting or employment relationship with, any of the Fund's service providers, other than the Primary Service Providers or any affiliated person thereof; and

         o a direct or indirect material financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

IV.      DISCLOSURE AND COMPLIANCE

         It is the responsibility of each Covered Officer:

         o to familiarize himself or herself with the disclosure requirements generally applicable to the Fund, as well as the business and financial operations of the Fund;

         o to not knowingly misrepresent, and to not knowingly cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund's Board, legal counsel, legal counsel to the



THIS DOCUMENT IS CURRENT AS OF THE LAST REVIEW DATE BUT SUBJECT TO CHANGE THEREAFTER. PLEASE CONSULT THE ONLINE VERSION TO VERIFY THAT THIS POLICY HAS NOT BEEN UPDATED OR OTHERWISE CHANGED.

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             AIS Fund Policy: Code of Ethics for Principal Executive
                         and Senior Financial Officers

                  Independent Board Members and auditors, and to governmental regulators and self-regulatory organizations;

         o to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Fund and the Primary Service Providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund; and

         o to adhere to and, within his or her area of responsibility, promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

V.       REPORTING AND ACCOUNTABILITY

         Each Covered Officer must:

         o upon adoption of the Code or becoming a Covered Officer, acknowledge in writing to the Fund's Board that he or she has received, read and understands the Code, using the form attached as Appendix I hereto;

         o annually thereafter acknowledge in writing to the Fund's Board that he or she has received and read the Code and believes that he or she has complied with the requirements of the Code, using the form attached as Appendix II hereto;

         o not retaliate against any employee or Covered Officer for reports of potential violations that are made in good faith; and

         o notify the Code Officer promptly if he or she knows of any violation, or of conduct that reasonably could be expected to be or result in a violation, of this Code. Failure to do so is a violation of this Code.

         The Fund will follow the procedures set forth below in investigating and enforcing this Code:

         o The Code Officer will endeavor to take all appropriate action to investigate any potential violation reported to him or her;

         o If, after such investigation, the Code Officer believes that no violation has occurred, the Code Officer will so notify the person(s) reporting the potential violation, and no further action is required;


THIS DOCUMENT IS CURRENT AS OF THE LAST REVIEW DATE BUT SUBJECT TO CHANGE THEREAFTER. PLEASE CONSULT THE ONLINE VERSION TO VERIFY THAT THIS POLICY HAS NOT BEEN UPDATED OR OTHERWISE CHANGED.

Bank of America: Confidential                                   Page - 5 - of 10


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             AIS Fund Policy: Code of Ethics for Principal Executive
                         and Senior Financial Officers

         o Any matter that the Code Officer, upon consultation with the CLO, believes is a violation will be reported by the Code Officer or the CLO to the Fund's Audit Committee;

         o If the Audit Committee concurs that a violation has occurred, it will inform and make a recommendation to the Fund's Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to the appropriate personnel of the Fund's Primary Service Providers or their boards; a recommendation to censure, suspend or dismiss the Covered Officer; or referral of the matter to the appropriate authorities for civil action or criminal prosecution;

         o The Fund's Audit Committee will be responsible for granting waivers, as appropriate; and

         o This Code and any changes to or waivers of the Code will, to the extent required, be disclosed as provided by SEC rules.

         The Code Officer shall report to the Fund's Audit Committee quarterly any violations of, or material issues arising under, this Code.

VI.      OTHER POLICIES AND PROCEDURES

         This Code shall be the sole code of ethics adopted by the Fund for the purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered management investment companies thereunder. Insofar as other polices or procedures of the Fund or the Fund's Primary Service Providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they conflict with the provisions of this Code. The Fund's and its Adviser's and principal underwriter's codes of ethics under Rule 17j-1 under the 1940 Act and the more detailed policies and procedures of the Primary Service Providers as set forth in their respect Compliance Manuals are separate requirements applicable to the Covered Officers and are not part of this Code.

VII.     AMENDMENTS

         All material amendments to this Code must be in writing and approved or ratified by the Fund's Board, including a majority of the Independent Board Members.

VIII.    CONFIDENTIALITY

         All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as


THIS DOCUMENT IS CURRENT AS OF THE LAST REVIEW DATE BUT SUBJECT TO CHANGE THEREAFTER. PLEASE CONSULT THE ONLINE VERSION TO VERIFY THAT THIS POLICY HAS NOT BEEN UPDATED OR OTHERWISE CHANGED.

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             AIS Fund Policy: Code of Ethics for Principal Executive
                         and Senior Financial Officers


otherwise required by law or this Code or upon advice of counsel, such reports and records shall not be disclosed to anyone other than the Fund's Board, the Covered Officers, the Code Officer, the CLO, the Fund's Primary Service Providers and their affiliates, and outside audit firms, legal counsel to the Fund and legal counsel to the Independent Board Members and to the Primary Service Providers and their affiliates.

IX.      RECORDKEEPING

         The Fund will maintain and preserve for a period of not less than six
(6) years from the date such action is taken, the first two (2) years in an easily accessible place, a copy of the information or materials supplied to the Audit Committee or the Board: (i) that provided the basis for any amendment or waiver to this Code; and (ii) relating to any violation of the Code and sanctions imposed for such violation, together with a written record of the approval or action taken by the Audit Committee and/or Board.

         The CLO is responsible for maintaining (i) a current list of the Fund's Covered Officers and (ii) records of all activities related to this Policy, including those records required to be maintained by the Fund pursuant to the preceding paragraph.


X.       INTERNAL USE

         The Code is intended solely for the internal use by the Fund and does not constitute an admission, by or on behalf of the Fund, as to any fact, circumstance, or legal conclusion.

XI.      IMPLEMENTATION AND RESPONSIBLE PARTIES

         The Code Officer, in conjunction with the CLO and BAC, shall be responsible for administration of this Policy and for adopting specific procedures to ensure compliance with the Fund Level Policies and Procedures set forth herein.

XII.     OVERSIGHT

         The Code Officer, in conjunction with BAC, shall be responsible for oversight of compliance with this Policy by the Covered Officers.

COORDINATION WITH OVERVIEW AND IMPLEMENTATION STATEMENT

This policy and procedures statement should be read and interpreted in conjunction with the Overview and Implementation of Policies and Procedures statement at the beginning of this compliance manual.


THIS DOCUMENT IS CURRENT AS OF THE LAST REVIEW DATE BUT SUBJECT TO CHANGE THEREAFTER. PLEASE CONSULT THE ONLINE VERSION TO VERIFY THAT THIS POLICY HAS NOT BEEN UPDATED OR OTHERWISE CHANGED.

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             AIS Fund Policy: Code of Ethics for Principal Executive
                         and Senior Financial Officers





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  This policy is the property of the Funds and, except as set forth in Section
   V. hereof, must not be provided to any external party without express prior consent from the CCO or the appropriate BAC legal or
                                compliance unit.
--------------------------------------------------------------------------------



THIS DOCUMENT IS CURRENT AS OF THE LAST REVIEW DATE BUT SUBJECT TO CHANGE THEREAFTER. PLEASE CONSULT THE ONLINE VERSION TO VERIFY THAT THIS POLICY HAS NOT BEEN UPDATED OR OTHERWISE CHANGED.

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             AIS Fund Policy: Code of Ethics for Principal Executive
                         and Senior Financial Officers


                                                                      APPENDIX I

                             INITIAL ACKNOWLEDGEMENT

         I acknowledge that I have received and read a copy of the Code of Ethics for Principal Executive and Senior Financial Officers (the "Code") and that I understand it. I further acknowledge that I am responsible for understanding and complying with the policies set forth in the Code during my tenure as a Covered Officer, as defined in the Code.

         I have set forth below (and on attached sheets of paper, if necessary) all known affiliations or other relationships that may give rise to conflicts of interest for me with respect to the Fund.

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         I also acknowledge my responsibility to report any known violation of the Code to the Code Officer, the CLO, the Fund's outside counsel, or counsel to the Independent Board Members, all as defined in this Code. I further acknowledge that the policies contained in the Code are not intended to create any contractual rights or obligations, express or implied. I also understand that, consistent with applicable law, the Fund has the right to amend, interpret, modify or withdraw any of the provisions of the Code at any time in its sole discretion, with or without notice.

COVERED OFFICER NAME AND TITLE:  _______________________________________________
                                          (PLEASE PRINT)

________________________________________________________________________________
           Signature                                    Date

PLEASE RETURN THIS COMPLETED FORM TO THE CLO (_______) WITHIN ONE WEEK FROM THE DATE OF YOUR REVIEW OF THESE DOCUMENTS. THANK YOU!

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             AIS Fund Policy: Code of Ethics for Principal Executive
                         and Senior Financial Officers


                                                                     APPENDIX II

                             ANNUAL ACKNOWLEDGEMENT

         I acknowledge that I have received and read a copy of the Code of Ethics for Principal Executive and Senior Financial Officers (the "Code") and that I understand it. I further acknowledge that I am responsible for understanding and complying with the policies set forth in the Code during my tenure as a Covered Officer, as defined in the Code.

         I also acknowledge that I believe that I have fully complied with the terms and provisions of the Code during the period of time since the most recent Initial or Annual Acknowledgement provided by me except as described below.

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         I have set forth below (and on attached sheets of paper, if necessary)
all known affiliations or other relationships that may give rise to conflicts of interest for me with respect to the Fund.(1)

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         I further acknowledge that the policies contained in the Code are not intended to create any contractual rights or obligations, express or implied. I also understand that, consistent with applicable law, the Fund has the right to amend, interpret, modify or withdraw any of the provisions of the Code at any time in its sole discretion, with or without notice.

COVERED OFFICER NAME AND TITLE:  _______________________________________________
                                          (PLEASE PRINT)

________________________________________________________________________________
         Signature                                    Date

PLEASE RETURN THIS COMPLETED FORM TO THE CLO (_______) WITHIN ONE WEEK FROM THE DATE OF YOUR RECEIPT OF A REQUEST TO COMPLETE AND RETURN IT. THANK YOU!


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(1) It is acceptable to refer to affiliations and other relationships previously disclosed in prior Initial or Annual Acknowledgements without setting forth such affiliations and relationships again.